UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 18, 2025

Date of Report (date of earliest event reported)

MISSION PRODUCE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39561	95-3847744
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2710 Camino Del Sol Oxnard, CA	93030
(Address of principal executive offices)	(Zip code)

(805) 981-3650

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management and Board Changes

On December 18, 2025, Mission Produce, Inc. (the “Company”) announced the following changes to the Company’s management and Board of Directors (“Board”). John M. Pawlowski, the Company’s current President and Chief Operating Officer, will be appointed the Company’s President and Chief Executive Officer effective immediately following the 2026 Annual Meeting of the stockholders of the Company on April 9, 2026 (the “Effective Time”). Stephen J. Barnard, who has served as the Company’s Chief Executive Officer since 1988, will transition to Executive Chairman of the Board of Directors of the Company (the “Board”) at the Effective Time, replacing Stephen A. Beebe as Chairman of the Board. Mr. Beebe informed the Board that he will resign from his positions of Director and Chairman of the Board effective as of the Effective Time. Mr. Beebe’s resignation from the Board is not due to any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies, or practices. Linda B. Segre will serve as Lead Independent Director as of the Effective Time, and Bonnie Lind will not be standing for re-election at the Company’s 2026 Annual Meeting of Stockholders.

Mr. Pawlowski has served as our President and Chief Operating Officer since April 2024. Previously, he served as the President and Chief Operating Officer of Lipari Foods, a nationwide food distributor, from October 2021 to December 2023. Prior to this, he served as a president of TriMark USA, a leading foodservice supply company, from January 2019 to September 2021. Mr. Pawlowski also served in various roles of increasing responsibility at The J.M. Smucker Company (NYSE:SJM), a manufacturer of food and beverage products, from May 2002 to December 2019. Mr. Pawlowski holds a B.S. from Miami University and an Executive MBA from Kent State. There are no related party transactions between the Company and Mr. Pawlowski that would require disclosure under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with the appointment of Mr. Pawlowski as President and Chief Executive Officer, the Company has entered into an Employment Agreement with Mr. Pawlowski effective April 9, 2026 (the “Employment Agreement”). The Employment Agreement has an initial one-year term, subject to automatic renewal for additional one-year periods, unless either party gives written notice of non-renewal to the other party at least 180 days prior to the expiration of the then-current term and subject to earlier termination in accordance with the terms of the Employment Agreement. The payments and benefits to which Mr. Pawlowski is entitled under the Employment Agreement include: (i) an annual base salary of at least $750,000; (ii) participation in the Company’s annual incentive plan, with a target annual bonus opportunity equal to 100% of base salary and a maximum annual bonus opportunity equal to 200% of base salary; (iii) participation in the Company’s employee benefit plans that are generally available to senior executives of the Company; and (iv) eligibility to receive equity or other long-term incentive awards that may be approved by the Compensation Committee.

Additionally, Mr. Pawlowski is eligible to receive an initial equity award grant with a value of $2,000,000, pro-rated for the length of time serving as President and Chief Executive Officer for the 2026 fiscal year.

Pursuant to the Employment Agreement, if the Company terminates Mr. Pawlowski’s employment without “cause” or Mr. Pawlowski resigns for “good reason” outside of the Change in Control Period (as defined below), Mr. Pawlowski will be entitled to the following severance benefits (in addition to certain accrued but unpaid amounts): (i) a lump sum cash payment equal to 1.5 times the sum of his base salary and target annual bonus for the year of termination, (ii) the payment by the Company of premiums for up to 12-months of COBRA coverage substantially similar to that provided under the Company’s health plan and (iii) pro-rata vesting of his outstanding equity awards based on days served during the vesting period, provided, that awards subject to performance-based vesting conditions will become vested pursuant to the terms of the applicable award agreement.

If the Company terminates Mr. Pawlowski’s employment without “cause” or Mr. Pawlowski resigns for “good reason” during the period commencing three months prior to a “change in control” and ending on the 24-month anniversary of the “change in control” (the “Change in Control Period”), Mr. Pawlowski will be entitled to the following severance benefits (in addition to certain accrued but unpaid amounts): (i) a lump sum cash payment equal to 2.0 times the sum of his base salary and target annual bonus for the year of termination, (ii) the payment by the Company of premiums for up to 12-months of COBRA coverage substantially similar to that provided under the Company’s health plan and (iii) full vesting of his outstanding equity awards, provided, that awards subject to performance-based vesting conditions will become vested pursuant to the terms of the applicable award agreement. In addition, the stock option exercise period will be extended to twelve months following termination, subject to earlier option expiration.

The Employment Agreement provides that the severance benefits are subject to Mr. Pawlowski’s execution and non-revocation of a release of claims in favor of the Company and Mr. Pawlowski is subject to a non-solicitation restrictive covenant for 24-months following his termination of employment with respect to employees, clients, customers, and certain other business relationships of the Company.

In connection with the appointment of Mr. Barnard as Executive Chairman of the Board, the Company has entered into an Amended and Restated Employment Agreement with Mr. Barnard effective April 9, 2026 (the “Effective Date” and such agreement, the “Amended and Restated Employment Agreement”). The terms and conditions of Mr. Barnard’s Amended and Restated Employment Agreement is the same as in his prior employment agreement, except that:

•	The Amended and Restated Employment Agreement expires on the second anniversary of the Effective Date, unless earlier terminated;

•

During the period of employment commencing on the Effective Date and ending on April 8, 2027, Mr. Barnard will be paid a base salary of 75% of the Company’s then-current Chief Executive Officer, and for the period commencing on April 9, 2027 and ending on April 9, 2028, Mr. Barnard will be paid a base salary of 50% of the Company’s then-current Chief Executive Officer;

•	Mr. Barnard’s target annual cash incentive will be equal to 100% of his base salary for the applicable fiscal year;

•

Mr. Barnard will be eligible to receive equity awards with respect to the portion of the 2026 fiscal year commencing on the Effective Date and ending on October 31, 2026 which will be targeted at 75% of the value of the then-current Chief Executive Officer’s target equity award value on an annualized basis, and prorated to reflect the number of days during such portion of the 2026 fiscal year, and his equity or other long-term incentive awards granted with respect to the 2027 fiscal year shall be targeted at 50% of the value of the then current Chief Executive Officer’s target equity award value for the 2027 fiscal year on an annualized basis. Mr. Barnard’s equity awards will be 50% in the form of restricted stock units, which will vest ratably over two years for fiscal year 2026 and over one-year for fiscal year 2027, and 50% in the form of performance-based restricted stock units, which will have a two-year performance period and will vest based on Company performance; and

If Mr. Barnard’s employment is terminated by the Company without “cause” or by him for “good reason”, including in connection with a “change in control” (each, as defined in the Amended and Restated Employment Agreement), then his performance-based awards will become vested pursuant to the terms of the applicable award agreement.

Incorporation by Reference

The foregoing descriptions of the Employment Agreement and Amended and Restated Employment Agreement are qualified in their entirety by reference to the agreements and plan document, which are filed herewith and incorporated herein by reference. Each of Mr. Barnard, Mr. Beebe, and Mr. Pawlowski is party to an indemnification agreement, the form of which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed on September 4, 2020.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release, dated December 18, 2025, announcing the management and directorship changes described above is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between the Company and Stephen J. Barnard, effective as of April 9, 2026.

10.2	Employment Agreement between the Company and John M. Pawlowski, effective as of April 9, 2026.

99.1	Press Release dated December 18, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION PRODUCE, INC.

Date: December 18, 2025	By:	/s/ Stephen J. Barnard
Stephen J. Barnard
Chief Executive Officer